Exhibit 10.11

TP THERAPEUTICS, INC.

CONSULTING AGREEMENT

EFFECTIVE DATE: November 14, 2017

THIS CONSULTING AGREEMENT (the “Agreement”) is made as of the Effective Date set forth above by and between TP Therapeutics, Inc., a Delaware corporation (“Client”) and the consultant named on the signature page hereto (“Consultant”).

1.    Engagement of Services. Client may issue Project Assignments to Consultant in the form attached to this Agreement as EXHIBIT A (“Project Assignment”). Subject to the terms of this Agreement, Consultant will render the services set forth in Project Assignment(s) accepted by Consultant (the “Services”) by the completion dates set forth therein. Except as otherwise provided in the applicable Project Assignment, Consultant will have exclusive control over the manner and means of performing the Services, including the choice of place and time. Consultant will provide, at Consultant’s own expense, a place of work and all equipment, tools and other materials necessary to complete the Services; however, to the extent necessary to facilitate performance of the Services, Client may, in its discretion, make its equipment or facilities available to Consultant at Consultant’s request. While on the Client’s premises, Consultant agrees to comply with Client’s then-current access rules and procedures, including those related to safety, security and confidentiality. Consultant agrees and acknowledges that Consultant has no expectation of privacy with respect to Client’s telecommunications, networking or information processing systems (including stored computer files, email messages and voice messages) and that Consultant’s activities, including the sending or receiving of any files or messages, on or using those systems may be monitored, and the contents of such files and messages may be reviewed and disclosed, at any time, without notice.

2.    Compensation. Client will pay Consultant the fee set forth in each Project Assignment for Services rendered pursuant to this Agreement as Consultant’s sole compensation for such Services. Consultant will be reimbursed only for expenses that are expressly provided for in a Project Assignment or that have been approved in advance in writing by Client, provided Consultant has furnished such documentation for authorized expenses as Client may reasonably request. Payment of Consultant’s fees and expenses will be in accordance with terms and conditions set forth in the applicable Project Assignment. Upon termination of this Agreement for any reason, Consultant will be paid fees on the basis stated in the Project Assignment(s) for work which has been completed. Unless otherwise provided in a Project Assignment, payment to Consultant of undisputed fees will be due 30 days following Client’s receipt of an invoice that contains accurate records of the work performed sufficient to document the invoiced fees.

3.    Ownership of Work Product. Consultant agrees that any and all Work Product (as defined below) shall be the sole and exclusive property of Client. Consultant hereby irrevocably assigns to Client all right, title and interest worldwide in and to any deliverables specified in a Project Assignment (“Deliverables”), and to any ideas, concepts, processes, discoveries, developments, formulae, information, materials, improvements, designs, artwork, content, software programs, other copyrightable works, and any other work product created, conceived or developed by Consultant (whether alone or jointly with others) for Client during or before the term of this Agreement, including all copyrights, patents, trademarks, trade secrets, and other intellectual property rights therein (the “Work Product”). Consultant retains no rights to use the Work Product and agrees not to challenge the validity of Client’s ownership of the Work Product. Consultant agrees to execute, at Client’s request and expense, all documents and other instruments necessary or desirable to confirm such assignment, including without limitation, the copyright assignment set forth as EXHIBIT B (“Assignment of Copyright”) and the patent

1.

assignment set forth as EXHIBIT C (“Assignment of Patent Application”). Consultant hereby irrevocably appoints Client as Consultant’s attorney-in-fact for the purpose of executing such documents on Consultant’s behalf, which appointment is coupled with an interest. Consultant will deliver any Deliverables in accordance with the applicable Project Assignment and disclose promptly in writing to Client all other Work Product.

4.    Other Rights. If Consultant has any rights, including without limitation “artist’s rights” or “moral rights,” in the Work Product that cannot be assigned, Consultant hereby unconditionally and irrevocably grants to Client an exclusive (even as to Consultant), worldwide, fully paid and royalty-free, irrevocable, perpetual license, with rights to sublicense through multiple tiers of sublicensees, to use, reproduce, distribute, create derivative works of, publicly perform and publicly display the Work Product in any medium or format, whether now known or later developed. In the event that Consultant has any rights in the Work Product that cannot be assigned or licensed, Consultant unconditionally and irrevocably waives the enforcement of such rights, and all claims and causes of action of any kind against Client or Client’s customers.

5.    License to Preexisting IP. Consultant agrees not to use or incorporate into Work Product any intellectual property developed by any third party or by Consultant other than in the course of performing services for Client (“Preexisting IP”). In the event Consultant uses or incorporates Preexisting IP into Work Product, Consultant hereby grants to Client a non-exclusive, perpetual, fully-paid and royalty-free, irrevocable and worldwide right, with the right to sublicense through multiple levels of sublicensees, to use, reproduce, distribute, create derivative works of, publicly perform and publicly display in any medium or format, whether now known or later developed, such Preexisting IP incorporated or used in Work Product. However, in no event will Consultant incorporate into the Work Product any software code licensed under the GNU GPL or LGPL or any similar “open source” license. Consultant represents and warrants that Consultant has an unqualified right to license to Client all Preexisting IP as provided in this section.

6.    Representations and Warranties. Consultant represents and warrants that: (a) the Services shall be performed in a professional manner and in accordance with the industry standards and the Work Product shall comply with the requirements set forth in the applicable Project Assignment, (b) Work Product will be an original work of Consultant, (c) Consultant has the right and unrestricted ability to assign the ownership of Work Product to Client as set forth in Section 3 (including without limitation the right to assign the ownership of any Work Product created by Consultant’s employees or contractors), (d) neither the Work Product nor any element thereof will infringe upon or misappropriate any copyright, patent, trademark, trade secret, right of publicity or privacy, or any other proprietary right of any person, whether contractual, statutory or common law, (e) Consultant has an unqualified right to grant to Client the license to Preexisting IP set forth in Section 5, and (f) Consultant will comply with all applicable federal, state, local and foreign laws governing self-employed individuals, including laws requiring the payment of taxes, such as income and employment taxes, and social security, disability, and other contributions. Consultant agrees to indemnify and hold Client harmless from any and all damages, costs, claims, expenses or other liability (including reasonable attorneys’ fees) arising from or relating to the breach or alleged breach by Consultant of the representations and warranties set forth in this Section 6.

7.    Independent Contractor Relationship. Consultant’s relationship with Client is that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship between Client and any of Consultant’s employees or agents. Consultant is not authorized to make any representation, contract or commitment on behalf of Client. Consultant (if Consultant is an individual) and Consultant’s employees will not be entitled to any of the benefits that Client may make available to its employees, including, but not limited to, group health or life insurance, profit-sharing or retirement benefits. Because Consultant is an

2.

independent contractor, Client will not withhold or make payments for social security, make unemployment insurance or disability insurance contributions, or obtain workers’ compensation insurance on behalf of Consultant. Consultant is solely responsible for, and will file, on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of Services and receipt of fees under this Agreement. Consultant is solely responsible for, and must maintain adequate records of, expenses incurred in the course of performing Services under this Agreement. No part of Consultant’s compensation will be subject to withholding by Client for the payment of any social security, federal, state or any other employee payroll taxes. Client will regularly report amounts paid to Consultant by filing Form 1099-MISC with the Internal Revenue Service as required by law. If, notwithstanding the foregoing, Consultant is reclassified as an employee of Client, or any affiliate of Client, by the U.S. Internal Revenue Service, the U.S. Department of Labor, or any other federal or state or foreign agency as the result of any administrative or judicial proceeding, Consultant agrees that Consultant will not, as the result of such reclassification, be entitled to or eligible for, on either a prospective or retrospective basis, any employee benefits under any plans or programs established or maintained by Client.

8.    Confidential Information. Consultant agrees that during the term of this Agreement and thereafter it will not use or permit the use of Client’s Confidential Information in any manner or for any purpose not expressly set forth in this Agreement, will hold such Confidential Information in confidence and protect it from unauthorized use and disclosure, and will not disclose such Confidential Information to any third parties except as set forth in Section 9 below. “Confidential Information” as used in this Agreement shall mean all information disclosed by Client to Consultant, whether during or before the term of this Agreement, that is not generally known in the Client’s trade or industry and shall include, without limitation: (a) concepts and ideas relating to the development and distribution of content in any medium or to the current, future and proposed products or services of Client or its subsidiaries or affiliates; (b) trade secrets, drawings, inventions, know-how, software programs, and software source documents; (c) information regarding plans for research, development, new service offerings or products, marketing and selling, business plans, business forecasts, budgets and unpublished financial statements, licenses and distribution arrangements, prices and costs, suppliers and customers; (d) existence of any business discussions, negotiations or agreements between the parties; and (e) any information regarding the skills and compensation of employees, contractors or other agents of Client or its subsidiaries or affiliates. Confidential Information also includes proprietary or confidential information of any third party who may disclose such information to Client or Consultant in the course of Client’s business. Confidential Information does not include information that (x) is or becomes a part of the public domain through no act or omission of Consultant, (y) is disclosed to Consultant by a third party without restrictions on disclosure, or (z) was in Consultant’s lawful possession prior to the disclosure and was not obtained by Consultant either directly or indirectly from Client. In addition, this section will not be construed to prohibit disclosure of Confidential Information to the extent that such disclosure is required by law or valid order of a court or other governmental authority; provided, however, that Consultant shall first have given notice to Client and shall have made a reasonable effort to obtain a protective order requiring that the Confidential Information so disclosed be used only for the purposes for which the order was issued. All Confidential Information furnished to Consultant by Client is the sole and exclusive property of Client or its suppliers or customers. Upon request by Client, Consultant agrees to promptly deliver to Client the original and any copies of the Confidential Information. Notwithstanding the foregoing nondisclosure obligations, pursuant to 18 U.S.C. Section 1833(b), Consultant shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

3.

9.    Consultant’s Employees, Consultants and Agents. Consultant will ensure that each of its employees, consultants and agents who will have access to any Confidential Information or perform any Services has entered into a binding written agreement that is expressly for the benefit of Client and protects Client’s rights and interests to at least the same degree as Section 8. Client reserves the right to refuse or limit Consultant’s use of any employee, consultant or agent or to require Consultant to remove any employee, consultant or agent already engaged in the performance of the Services. Client’s exercise of such right will in no way limit Consultant’s obligations under this Agreement.

10.    No Conflict of Interest. During the term of this Agreement, Consultant will not accept work, enter into a contract, or accept an obligation from any third party, inconsistent or incompatible with Consultant’s obligations, or the scope of Services rendered for Client, under this Agreement. Consultant warrants that there is no other contract or duty on its part inconsistent with this Agreement. Consultant agrees to indemnify Client from any and all loss or liability incurred by reason of the alleged breach by Consultant of any services agreement with any third party.

11.    Term and Termination.

11.1    Term. The term of this Agreement is for four years from the Effective Date set forth above, unless earlier terminated as provided in this Agreement.

11.2    Termination Without Cause. Client may terminate this Agreement with or without cause, at any time upon 15 days’ prior written notice to Consultant. Consultant may terminate this Agreement without cause, at any time when no Project Assignment is in effect upon 30 days’ prior written notice to Client.

11.3    Termination for Cause. Either party may terminate this Agreement immediately in the event the other party has materially breached the Agreement and failed to cure such breach within 15 days after notice by the non-breaching party is given.

11.4    Survival. The rights and obligations contained in Sections 3 (“Ownership of Work Product”), 4 (“Other Rights”), 5 (“License to Preexisting IP”), 6 (“Representations and Warranties”), 8 (“Confidential Information”) and 12 (“Noninterference with Business”) will survive any termination or expiration of this Agreement.

12.    Noninterference with Business. Consultant agrees that during the Term of this Agreement, Consultant will not, without Client’s express written consent, either directly or indirectly engage in any employment or business activity that is competitive with, or would otherwise conflict with the Services rendered to, or that would otherwise interfere with the business of, the Client. Consultant agrees that during the Term of this Agreement, and for one year thereafter, Consultant will not either directly or indirectly, solicit or attempt to solicit any employee, independent contractor, or consultant of Client to terminate his, her or its relationship with Client in order to become an employee, consultant, or independent contractor to or for any other person or entity.

13.    Successors and Assigns. Consultant may not subcontract or otherwise delegate or assign this Agreement or any of its obligations under this Agreement without Client’s prior written consent. Any attempted assignment in violation of the foregoing shall be null and void. Subject to the foregoing, this Agreement will be for the benefit of Client’s successors and assigns, and will be binding on Consultant’s assignees.

14.    Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (i) by personal delivery when delivered

4.

personally; (ii) by overnight courier upon written verification of receipt; (iii) by telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission; or (iv) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to the addresses set forth below or such other address as either party may specify in writing.

15.    Governing Law. This Agreement shall be governed in all respects by the laws of the United States of America and by the laws of the State of California, without giving effect to any conflicts of laws principles that require the application of the law of a different jurisdiction.

16.    Severability. Should any provisions of this Agreement be held by a court of law to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

17.    Waiver. The waiver by Client of a breach of any provision of this Agreement by Consultant shall not operate or be construed as a waiver of any other or subsequent breach by Consultant.

18.    Injunctive Relief for Breach. Consultant’s obligations under this Agreement are of a unique character that gives them particular value; breach of any of such obligations will result in irreparable and continuing damage to Client for which there will be no adequate remedy at law; and, in the event of such breach, Client will be entitled to injunctive relief and/or a decree for specific performance, and such other and further relief as may be proper (including monetary damages if appropriate).

19.    Entire Agreement. This Agreement constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or contemporaneous oral or written agreements concerning such subject matter. The terms of this Agreement will govern all services undertaken by Consultant for Client; provided, however, that in the event of any conflict between the terms of this Agreement and any Project Assignment, the terms of the applicable Project Assignment will control. This Agreement may only be changed or amended by mutual agreement of authorized representatives of the parties in writing. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Remainder of page intentionally left blank]

5.

The parties have executed this Agreement as of the Effective Date.

CLIENT:

TP THERAPEUTICS, INC.

By:	/s/ Yishan Li

	Name:	Yishan Li
	Title:	Chief Executive Officer

Email:

Address:		10628 Science Center Drive, Ste. 225
San Diego, California 92121

CONSULTANT:

Dr. Sheila K. Gujrathi
Name of Consultant (Please Print)

/s/ Dr. Sheila K. Gujrathi
Signature

Title (if applicable)

Email

Address:

6.

EXHIBIT A

PROJECT ASSIGNMENT #1 UNDER CONSULTING AGREEMENT

DATED: NOVEMBER 14, 2017

PROJECT:

Consultant shall render such services as Client may from time to time request, including, without limiting the generality of the foregoing:

General business and strategic advice and assistance as requested by the Company’s Chief Executive Officer (the “CEO”) and other members of the Company’s management designated by the CEO from time to time.

SCHEDULE OF WORK:

During the term of the Agreement.

FEES AND REIMBURSEMENT:

A.

Equity Fee: Subject to approval by Client’s Board of Directors (the “Board”), Client anticipates granting Consultant an option to purchase 434,518 shares of Client’s common stock with an exercise price per share equal to the fair market value of one share of Client’s common stock as determined by the Board as of the date of grant (the “Grant”). The anticipated Grant will be governed by the terms and conditions of the Client’s 2013 Equity Incentive Plan, as amended (the “Plan”), and Consultant’s grant agreement, and will include a vesting schedule under which the shares shall vest under the following schedule: 48 equal successive monthly installments at the end of each month beginning the month in which the Effective Date occurs; provided however, that, notwithstanding anything to the contrary set forth in the Plan, such stock option shall cease vesting, and the post-termination exercise period shall begin, on such date that Consultant ceases providing service to the Company as a consultant pursuant to this Agreement.

B.	Reimbursement for the following, as approved in advance by Client:

1.	Outside services at cost:
2.	Direct charges at cost:
3.	Travel and subsistence at cost:

Consultant shall invoice Client monthly for services and expenses and shall provide such reasonable receipts or other documentation of expenses as Client might request, including copies of time records.

Payment terms: net 30 days from receipt of invoice. Client will be invoiced on the first day of each month for services rendered and expenses incurred during the previous month.

A-1

The parties have executed this Project Assignment as of the date first written above.

CLIENT:

TP THERAPEUTICS, INC.

By:	/s/ Yishan Li

	Name:	Yishan Li
	Title:	Chief Executive Officer

CONSULTANT:

Dr. Sheila K. Gujrathi
Name of Consultant (Please Print)

/s/ Dr. Sheila K. Gujrathi
Signature

Title (if applicable)

A-2

EXHIBIT B

ASSIGNMENT OF COPYRIGHT

For good and valuable consideration that has been received, the undersigned sells, assigns and transfers to Client and its successors and assigns, the copyright in and to the following work, which was created by the following indicated author(s):

Title:

Author(s):

Copyright Office Identification No. (if any):

and all of the right, title and interest of the undersigned, vested and contingent, therein and thereto.

Executed as of                                                              .

CONSULTANT:

Name of Consultant (Please Print)

Signature

Title (if applicable)

STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF	)

On                             , 201     before me,                                                   Notary Public, personally appeared                         , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument. Witness my hand and official seal.

Signature of Notary Public

My commission expires on:

B-1

EXHIBIT C

ASSIGNMENT OF PATENT APPLICATIONS

CLIENT

Name: TP Therapeutics, Inc.

Entity Type: Corporation

Address:

10628 Science Center Drive, Ste. 225

San Diego, California 92121

CONSULTANT

Name:

Entity Type:

Address:

Whereas the individual or entity identified as Consultant above (“Consultant”) owns all right, title, and interest in and to the U.S. patent applications listed in Schedule C-1 (the “Patent Applications”); and

Whereas TP Therapeutics, Inc. (“Client”) desires to acquire Consultant’s entire right, title, and interest in and to the Patent Applications, and in and to the inventions disclosed in the Patent Applications, and to the Future Patents (as hereinafter defined);

Now therefore, for and in consideration of one dollar ($1.00) payable upon demand and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Consultant does hereby sell, assign, and transfer to Client and its successors, assigns, and legal representatives, all right, title, and interest in and to the Patent Applications, and to all future patents which may be granted therefor throughout the world, and all divisions, reissues, reexaminations, substitutions, continuations, continuations-in-part, utility conversions, and extensions thereof (collectively, “Future Patents”), together with all claims, causes of action, and damages for past infringement, if any, of said Patent Applications and Future Patents; and Consultant hereby authorizes and requests the United States Patent and Trademark Office and other patent offices throughout the world to issue all Future Patents resulting therefrom (insofar as Consultant’s interest is concerned) to Client.

Consultant also hereby sells, assigns, and transfers to Client and its successors, assigns, and legal representatives all right, title, and interest to the inventions disclosed in the Patent Applications and Future Patents throughout the world, including the right to file applications for and obtain patents, utility models, and industrial models, and designs for such inventions in Client’s own name throughout the world including all rights of priority, all rights to publish cautionary notices reserving ownership of such inventions, and all rights to register such inventions in appropriate registries; and Consultant further agrees to execute any and all powers of attorney, applications, assignments, declarations, affidavits, and any other papers in connection therewith reasonably necessary to perfect such right, title, and interest in Client and its successors, assigns, and legal representatives.

[Remainder of page intentionally left blank]

C-1

Consultant has caused this instrument to be executed effective as of                                              .

CONSULTANT:

Name of Consultant (Please Print)

Signature

Title (if applicable)

C-2